SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 28, 2012

FRONTIER OILFEILD SERVICES, INC.

(Formerly TBX Resources, Inc.)

(Exact name of registrant as specified in its charter)

Texas	0-30746	75-2592165
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer Identification No.)

3030 LBJ Freeway, Suite 1320

Dallas, Texas 75234

(972) 243-2610

(Address, including zip code of registrant’s principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

1.01 Entry into a Material Definitive Agreement

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

9.01 Financial Statements and Exhibits

Exhibit 10.1

Exhibit 10.2

Exhibit 10.3

Exhibit 99.1

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The Registrant has entered into two material agreements;

Acquisition of Chico Coffman Tank Trucks, Inc.

On June 29, 2012 Registrant by and through a wholly owned subsidiary, Frontier Acquisition I, Inc., executed a Stock Purchase Agreement whereby, upon closing, it will acquire all of the issued and outstanding stock of Chico Coffman Tank Trucks, Inc. (“Coffman”) inclusive of its wholly owned subsidiary, Coffman Disposal, LLC for the sum of $17,408,348 subject to certain negative and positive adjustments based upon the amount, at the time of closing, of Coffman’s indebtedness, seller’s expenses and EBITDA adjustments.

. Coffman is a salt water disposal company with its primary base of operations located in Chico, Texas with its trade and service area being in the Barnett Shale oil field located in north central Texas.

Coffman had audited 2011 revenues of $40.5 million with an EBITDA of $3,263,929. Coffman’s assets are currently valued on its financials at $24 million and consist of accounts receivable, rolling stock (trucks and trailers), six permitted disposal wells and the headquarters real property. Coffman has short and long term liabilities of approximately $17.6 million.

Upon closing Mr. JD Coffman will remain as President of Coffman Tank Trucks, Inc. and will report directly to Tim Burroughs, President and CEO of Frontier.

The Registrant’s payment of the purchase price and closing is schedule for July 13, 2012.

Dimirak Securities Corporation

We entered into a non-exclusive Finder’s Fee Agreement with Dimirak Securities Corporation, a FINRA licensed broker dealer on June 28, 2012. The Agreement provides that Dimirak, on a best efforts basis, will attempt to obtain for us up to $2,000,000 in debt or equity financing, upon terms approved by us. If Dimirak is successful the agreement provides they will receive a 10% fee on the funding upon closing of the transaction. In addition, if Dimirak is successful, the two principals of Dimirak will each receive 25,000 of our restricted common stock shares.

Copies of the Coffman and Dimirak Agreements are attached to this Form 8-K as Exhibits 10.1 and 10.2 respectively.

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 28, 2012 our Board of Director’s approved the employment contract of Charles David York who will serve as President of Trinity Disposal and Trucking, LLC and Director of Field Operations for Frontier Oilfield Services, Inc. Mr. York will receive a base salary of $150,000 and will receive an initial stock grant of 25,000 common shares per quarter for a total of 100,000 common shares. Mr. York will also receive an annual stock grant of 5,000 shares times his years of service to a maximum of 100,000 shares annually. In addition to his salary and stock grants Mr. York will receive annual leave and medical insurance consistent with other employees of the company. Trinity is a wholly owned subsidiary of Frontier Income and Growth LLC a majority owned subsidiary of Frontier. Mr. York’s employment agreement is attached as Exhibit 10.3 and a press release regarding Trinity is attached as Exhibit 99.1 to this Form 8-K

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Stock Purchase Agreement dated June 29, 2012

10.2 Finder’s Fee Agreement dated June 28, 2012 between Registrant and Dimirak Securities Corporation.

10.3 Employment Agreement with Charles David York

99.1 Press Release Trinity Disposal and Trucking, LLC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OILFEILD SERVICES, INC. (Registrant)

July 5, 2012 (Date)	/s/ Tim Burroughs Tim Burroughs
Chief Executive Officer